UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2015

MAJESCO ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51128 (Commission File Number)	06-1529524 (IRS Employer Identification No.)

404I-T Hadley Road
S. Plainfield, New Jersey 07080
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2015, the compensation committee of our board of directors approved a salary of $8,500 per month for our Chief Executive Officer, David Rector.  The salary for Mr. Rector will commence on September 1, 2015 and shall be payable in accordance with our regular payroll practices.  As additional compensation for his service as CEO, Mr. Rector was granted 100,000 restricted shares of our common stock, which shall vest in full in either three equal installments on the first, second and third anniversaries of the grant date, or upon a change in control of the corporation, provided Mr. Rector is then serving as our Chief Executive Officer. The cash salary and stock grant approved for Mr. Rector as Chief Executive Officer is in addition to a grant of stock options previously made to Mr. Rector in his capacity as Chairman of the Board on July 27, 2015.  For his service as Chairman of the Board, Mr. Rector was granted stock options valued at ten thousand dollars ($10,000). The stock options shall vest in full at the earlier of six months following the award or upon a change in control, provided Mr. Rector is then serving on the Board at such time, and shall be exercisable for a period of five (5) years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY
Dated: September 1, 2015	/s/ David Rector
David Rector
Chief Executive Officer